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                                                                    Exhibit 23.3

Consent


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the use in this Registration Statement on Form SB-2 of our report dated June 30, 2000, relating to the consolidated financial statements of Rich Coast Inc. and subsidiaries as of and for the year-end April 30, 2000 (which describes an uncertainty as to the Company's ability to continue as a going concern), to the use of the unaudited consolidated financial statements for the quarter ended July 31, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.


GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
October 24, 2000